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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the inclusion in this Current Report on Form 8-K/A (Amendment No. 1) and the further incorporation by reference into the Registration Statements on Form S-3 (Registration No. 33-80660), Form S-4 (Registration No. 33-84682), Form S-8 (Registration No. 33-84502), Form S-8 (Registration No. 33-63199) and Form S-8 (Registration No. 33-61697) of Horizon/CMS Healthcare Corporation of our report dated August 3, 1995, except for Note 6 and Note 19 for which the date is September 26, 1995; Note 14 for which the date is September 12, 1995; Note 20 for which the date is September 27, 1995, with respect to the consolidated financial statements of Continental Medical Systems, Inc. for the years ended June 30, 1995 and
June 30, 1994.

                                                /s/ ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP

Harrisburg, Pennsylvania
April 22, 1996